Exhibit 10.7

Second AMENDMENT TO

EIGHTEENTH Amended and Restated MASTER LEASE AGREEMENT

THIS SECOND AMENDMENT TO EIGHTEENTH Amended and Restated MASTER LEASE AGREEMENT (“Amendment”) is executed this 27th day of October, 2015  effective as of the 1st day of November, 2015 (the “Amendment Effective Date”) among FC‑Gen Real Estate, LLC, a limited liability company organized under the laws of the State of Delaware (“Landlord”), having its chief executive office located at 4500 Dorr Street, Toledo, Ohio  43615‑4040, and Genesis Operations LLC, a limited liability company organized under the laws of the State of Delaware (“Tenant”), having its chief executive office located at 101 East State Street, Kennett Square, Pennsylvania 19348.

R E C I T A L S:

A. Landlord and Tenant have previously entered into an Eighteenth Amended and Restated Master Lease Agreement (as amended, the “Lease”) dated as of August 1, 2015.

B. Tenant has requested Landlord’s consent to the restructuring of the entities involved in the operation of the New Haven Facility.  Landlord has agreed to this request, subject to the terms and conditions set forth in this Amendment.

C. Landlord and Tenant desire to amend the Lease as set forth herein, effective for all purposes as of the Amendment Effective Date.

NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Definitions.  Any capitalized terms not defined in this Amendment shall have the meanings set forth in the Lease.

2.Added Definitions.  §1.4 of the Lease is amended to add the following definitions:

“Hospital Subtenant” means Adams County Memorial Hospital, the county hospital that sub-subleases the New Haven Facility from the Subtenant thereof and is the licensed operator of the New Haven Facility.

“IGT Documents” means those documents entered into between Tenant and/or Subtenant and Hospital Subtenant, related to the IGT Restructuring including but not limited to a Sub-Sublease,  Management Agreement,  Intangible Property License Agreement, Operations Transfer Agreement and Assignment and Assumption of Admission Agreements.

“IGT Restructuring” means the restructuring of the entities involved in the operation of the New Haven Facility to include the New Haven Facility Subtenant, as a subtenant, Hospital Subtenant, as a sub-subtenant and a licensed operator, and the New Haven Facility Subtenant as a manager.

3.Default.  §8.1(d) of the Lease is amended to read in its entirety as follows:

(d)[i] The filing by Tenant, Subtenant, Hospital Subtenant or Guarantor of a petition under the Bankruptcy Code or the commencement of a bankruptcy or similar proceeding by Tenant, Subtenant, Hospital Subtenant or Guarantor; [ii] the failure by Tenant, Subtenant, Hospital Subtenant or Guarantor within ninety (90) days to dismiss an involuntary bankruptcy petition or other commencement of a bankruptcy, reorganization or similar proceeding against such party, or to lift or stay any execution, garnishment or attachment of such consequence as will impair its ability to carry on its operation at the Leased Property; [iii] the entry of an order for relief under the Bankruptcy Code in respect of Tenant, Subtenant, Hospital Subtenant or Guarantor; [iv] any assignment by Tenant, Subtenant, Hospital Subtenant or Guarantor for the benefit of its creditors; [v] the entry by Tenant, Subtenant, Hospital Subtenant or Guarantor into an agreement of composition with its creditors; [vi] the approval by a court of competent jurisdiction of a petition applicable to Tenant, Subtenant, Hospital Subtenant or Guarantor in any proceeding for its reorganization instituted under the provisions of any state or federal bankruptcy, insolvency, or similar laws; [vii] appointment by final order, judgment, or decree of a court of competent jurisdiction of a receiver of a whole or any substantial part of the properties of Tenant, Subtenant, Hospital Subtenant or Guarantor (provided such receiver shall not have been removed or discharged within ninety (90) days of the date of his qualification); notwithstanding the foregoing, no such event listed in this clause (d) occurring in regards to Hospital Subtenant shall constitute a Default if the IGT Documents shall have been terminated by Tenant and/or Subtenant within 90 days of such event.

4.IGT Documents.  Article 14 of the Lease is amended to add a new §14.19 as follows:

IGT Documents.  Tenant and Subtenant of the New Haven Facility shall not modify, or issue a consent or waiver in connection with, any of the IGT Documents, provided, however, that Tenant and Subtenant may terminate the IGT documents.

5.Affirmative Covenants.  §15.1 of the Lease is amended to read in its entirety as follows:

Affirmative Covenants.  Company, Tenant and Subtenant shall each perform (or cause Hospital Subtenant to perform) all of its obligations under this Lease, the Government Authorizations and all Legal Requirements.  If applicable, Tenant and the New Haven Facility Subtenant shall take all necessary action (or cause Hospital Subtenant to take such action) to obtain all Government Authorizations required for the operation of the New Haven Facility as soon as possible after the Amendment Effective Date of the Second Amendment to Eighteenth Amended and Restated Master Lease Agreement.

6.IGT Restructuring.  Article 15 of the Lease is amended to add a new §15.17 as follows:

IGT Restructuring.  Tenant and the New Haven Facility Subtenant acknowledge that, notwithstanding the IGT Restructuring and the IGT Documents, Tenant and the New Haven Facility Subtenant are liable for all obligations of Tenant and the New Haven Facility Subtenant under the Lease Documents.  Tenant and Subtenant shall deliver to Landlord within three Business Days any notice of default issued by or received by Tenant or the New Haven Facility Subtenant under the IGT Documents.

7.Minimum Qualified Capital Expenditures.  §16.6 of the Lease is hereby amended by the addition of the following language:

Notwithstanding the foregoing, with respect to the New Haven Facility, the average annual minimum Qualified Capital Expenditures required under this §16.6 shall equal $1,503.00 per bed during the period commencing January 1, 2016 and terminating upon the expiration or termination of the IGT Documents.

8.Assignment and Subletting.  §18.1 of the Lease is amended by the addition of the following language:

Notwithstanding the foregoing, Landlord hereby consents to the New Haven Facility Subtenant entering into a sub-sublease with the Hospital Subtenant in the form attached hereto as Exhibit A .

9.Agreements with Residents.  §18.3 of the Lease is hereby amended by the addition of the following language:

Hospital Subtenant is hereby authorized to enter into Occupancy Agreements with residents of the Leased Property relating to the New Haven Facility under the same terms as set forth in this §18.3.

10.Current Ratio.  §U.4 of Exhibit U of the Lease is hereby amended by the addition of the following language:

To the extent that certain assets which have historically (as of December 31, 2014) been classified as current Deferred Income Tax assets are subsequently categorized as long‑term assets, those Deferred Income Tax assets may be added back to current assets for purposes of calculating the ratio of current assets to current liabilities.

11.Representations and Warranties.  In consideration of Landlord’s Agreement to enter into this Amendment, Tenant hereby represents and warrants to Landlord as follows:

11.1Compliance.  The New Haven Facility is in compliance with all Legal Requirements.  All Government Authorizations with respect to the New Haven Facility are in full force and effect.  Tenant,  the New Haven Subtenant or Hospital Subtenant holds all Government Authorizations necessary for the operation of the New Haven Facility in accordance with the Facility Uses.  Any prior notice to or approval from any licensure authority required in connection with the IGT Restructuring has been obtained.

11.2Parties in Possession.  Except for the New Haven Facility Subtenant and Hospital Subtenant, there are no parties in possession of the New Haven Facility or any portion thereof as managers, lessees, tenants at sufferance, or trespassers.

11.3IGT Documents and IGT Restructuring.  The IGT Documents are all of the agreements among Tenant, the New Haven Subtenant and Hospital Subtenant related to the New Haven Facility and the IGT Restructuring.  Nothing contained in the IGT Documents will prevent Tenant and the New Haven Subtenant from fulfilling their respective obligations under the Lease Documents.  The IGT Restructuring and execution of the IGT Documents have been duly authorized by Tenant and the New Haven Subtenant.

12.Affirmation.  Except as specifically modified by this Amendment, the terms and provisions of the Lease are hereby affirmed and shall remain in full force and effect.

13.Binding Effect.  This Amendment will be binding upon and inure to the benefit of the successors and permitted assigns of Landlord and Tenant.

14.Further Modification.  The Lease may be further modified only by writing signed by Landlord and Tenant.

15.Counterparts.  This Amendment may be executed in multiple counterparts, each of which shall be deemed an original hereof, but all of which will constitute one and the same document.

16.Consent of Guarantor.  Each Guarantor shall execute the Consent of Guarantor set forth below.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first set forth above.

FC-GEN REAL ESTATE, LLC
By: Genesis Healthcare Holding Company I, Inc.,
Signature /s/ Gabrielle Margrat	its sole member
Print Name: Gabrielle Margrat

Signature /s/ Jaclyn R. Starr	By: /s/ Erin C. Ibele
Print Name: Jaclyn R. Starr	Erin C. Ibele, Executive Vice President, Head of Human Capital and Corporate Secretary

WELLTOWER INC. (formerly known as Health Care REIT, Inc.)
Signature /s/ Gabrielle Margrat	By: /s/ Erin C. Ibele
Print Name: Gabrielle Margrat	Erin C. Ibele, Executive Vice President, Head of Human Capital and Corporate Secretary

Signature /s/ Jaclyn R. Starr
Print Name: Jaclyn R. Starr	(Signing only for the purpose of accepting §1.5 appointment of agency and agreeing to Secured Party obligations under the Lease.)

GENESIS OPERATIONS LLC
Signature /s/ Allison Elicier	By: /s/ Michael Sherman
Print Name: Allison Elicier	Michael S. Sherman,
Secretary

Signature /s/ Kathy Kovach
Print Name: Kathy Kovach	Tax I.D. No.:26-0787826

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FC-GEN OPERATIONS INVESTMENT,
LLC
Signature /s/ Allison Elicier
Print Name: Allison Elicier	By: /s/ Michael Sherman
Michael S. Sherman
Signature /s/ Kathy Kovach	Title: Secretary
Print Name: Kathy Kovach
Tax I.D. No.: 27-3237005

EACH SUBTENANT LISTED ON
EXHIBIT C HERETO
Signature /s/ Allison Elicier
Print Name: Allison Elicier	By: /s/ Michael Sherman
Michael S. Sherman,
Signature /s/ Kathy Kovach	Secretary
Print Name: Kathy Kovach

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